UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 1, 2011
INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
9 Oak Park Drive
Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip
Code)
Registrant’s telephone number, including area code: (781) 457-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last
Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.02 Results of Operations and Financial Condition
Item 3.02 Unregistered Sales of Equity Securities
Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-23.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4

Item 1.01 Entry into a Definitive Material Agreement.
Merger Agreement
On June 1, 2011, Insulet Corporation, a Delaware corporation (the “Company”), Nectar Acquisition I Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Sub”), Neighborhood Holdings, Inc., a Delaware corporation (“Neighborhood Diabetes”), and the subsidiaries of Neighborhood Diabetes executed and consummated an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company acquired Neighborhood Diabetes (the “Acquisition”). The Acquisition was effectuated by means of a merger of the Merger Sub with and into Neighborhood Diabetes (the “Merger”), with Neighborhood Diabetes surviving as a wholly-owned subsidiary of the Company.
Under the terms of the Merger Agreement, all of the outstanding preferred and common shares of Neighborhood Diabetes were acquired by the Company for a purchase price of approximately $62.4 million, of which approximately $31.3 million was paid in cash at closing and approximately $24.4 million (or 1,197,631 shares) was paid in the form of the Company’s common stock, par value $.001 per share (the “Shares”), subject to certain cash adjustments. An additional $6.6 million of cash consideration is being held in an escrow account to reimburse the Company and its affiliates for certain claims for which they are entitled to be indemnified pursuant to the terms of the Merger Agreement. The term of the escrow is 12 months, after which any remaining amounts will be distributed to Neighborhood Diabetes’ former equityholders if no claims are pending.
The Merger Agreement also contains customary representations, warranties and covenants made by the Company and Neighborhood Diabetes. In connection with the Merger, the Company has granted certain registration rights with respect to the Shares.
The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Neighborhood Diabetes, the Company or the Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by Neighborhood Diabetes to the Company and by the Company to Neighborhood Diabetes in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, on the one hand, and Neighborhood Diabetes, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be viewed as characterizations of the actual state of facts about Neighborhood Diabetes, the Company or the Merger Sub.
A copy of a press release announcing the effectiveness of the Merger is attached as Exhibit 99.1 hereto and, except for the language under the captions “Financial Benefits of the Transaction,” “Guidance “ and “Conference Call,” is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.
On June 2, 2011, the Company announced the consolidated revenue and operating income of its new subsidiary, Neighborhood Diabetes, for the twelve months ended March 31, 2011. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 hereto.
The information in this Item 2.02 of this Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 3.02 Unregistered Sales of Equity Securities.
The Shares issued as consideration in the above referenced Merger to the Selling Stockholders were exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder (“Regulation D”). The sale of the Shares did not involve a public offering and was made without general solicitation or advertising. The Selling Stockholders represented that, among other things, they were “accredited investors” (as defined in Item 501(a) of Regulation D), knowledgeable and experienced in financial and business matters so as to be capable of evaluating the merits and risks of investment in the Shares, were afforded adequate access to information regarding the Company’s business, including reports filed with the Securities and Exchange Commission (the “Commission”), they were acquiring the Shares for their own account and they understood that the Shares are subject to restrictions on transfer under Rule 144 under the Securities Act.
The issuance of the Shares has not been registered under the Securities Act, or any state securities laws, and the Shares may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements. Pursuant to the Merger Agreement, the Company has agreed to register the resale of the Shares by the Selling Stockholders. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K.
Item 7.01 Regulation FD Disclosure.
On June 2, 2011, the Company issued a press release announcing that it acquired Neighborhood Diabetes. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K (as referenced above).
The information in this Item 7.01 of this Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01 Other Events

Description of the business of Neighborhood Diabetes

Overview

Neighborhood Diabetes, organized as a Delaware corporation in 1998, is a leading durable medical equipment distributor specializing in direct to consumer sales of diabetes supplies. Based in Woburn, Massachusetts, with additional offices in Brooklyn, New York and Orlando, Florida, Neighborhood Diabetes serves more than 60,000 customers with Type 1 and Type 2 diabetes primarily in the northeast and southeast regions of the country with blood glucose testing supplies, insulin pumps, pump supplies and pharmaceuticals, among other supplies. More than 15,000 of Neighborhood Diabetes clients are insulin dependent with the majority of these clients using multiple daily injections, or MDI, therapy. The Company believes that Neighborhood Diabetes is one of the ten largest providers of diabetes products and supplies in the United States. Neighborhood Diabetes’ fiscal year ends on June 30.

Neighborhood Diabetes delivers a differentiated “high-touch” service model to endocrinologists, insurers and clients, which supplements a comprehensive offering of diabetes management products with education, training and other support services. These services have been demonstrated to improve client adherence to their recommended therapy regimens, resulting in fewer long term complications and reduced costs of care. The value proposition for Neighborhood Diabetes to both doctors and insurers focuses on coupling a high level of client service with demonstrated cost reductions. This sales model has enabled Neighborhood Diabetes to drive increased referrals from a growing list of physician offices and insurers. The sales model has also created strong loyalty of its clients as clients enjoy being able to receive all of their diabetes supplies from one supplier.

Neighborhood Diabetes employs approximately 200 people across its three locations. The majority of these employees work in the company’s reimbursement, pharmacy, billing and distribution areas. Clients place reorders either on monthly or quarterly cycles, depending on insurance coverage, for diabetes supplies which are then shipped or home delivered to the client. Neighborhood Diabetes has built a strong infrastructure in these areas that provide for adjudication of claims as either durable medical equipment, or DME, or through pharmacy benefits. Claims are adjudicated under either private insurers, Medicaid and Medicare.

Neighborhood Diabetes’ business model requires collaboration with physicians, medical device manufacturers, pharmaceutical distributors, private insurers and public insurers such as The Center for Medicare & Medicaid Services, or CMS (“partners”). Neighborhood Diabetes’ net sales are primarily generated from distributing diabetes supplies and pharmaceuticals pursuant to agreements with its partners.

Neighborhood Diabetes’ strategy to increase its revenue is to grow its customer base through direct sales and indirect referrals from partners and cross-selling additional products such as testing supplies, pump supplies or insulin to its existing customers. For the fiscal year ended June 30, 2010, Neighborhood Diabetes had $54.8 million of revenue, an increase of 23% from $44.5 million for the fiscal year ended June 30, 2009. Neighborhood Diabetes is profitable, with reported operating income of $2.3 million and $2.5 million in the fiscal years ended, June 30, 2010 and June 30, 2009, respectively. For the nine months ended March 31, 2011, Neighborhood Diabetes reported revenue of $46.9 million and operating income of $3.0 million, representing approximately 17% revenue and 108% operating income growth from the nine months ended March 31, 2010.

Contractual relationships

Similar to the existing Insulet business, Neighborhood Diabetes contracts primarily with insurers (payors) and with manufacturing suppliers.

Payor contracts

Neighborhood Diabetes’ net sales are principally derived from contracting with payors to provide the devices and prescription drugs that it distributes to clients through its mail-order operations. Generally, Neighborhood Diabetes’ payor contracts provide that a payor will pay for devices and pharmaceuticals dispensed to its members at specified prices for each product or service provided. Payors may also pay an administrative fee or other fees for various services Neighborhood Diabetes provides. These services include claims processing, eligibility management, benefits management, formulary compliance management, clinical network management and other related services.

Additionally, many of Neighborhood Diabetes’ contracts with payors contain provisions that guarantee the level of service Neighborhood Diabetes will provide to the client, the minimum level of rebates or discounts the payor may receive, closure of gaps in care or guaranteed savings levels. These payors may be entitled to performance penalties if Neighborhood Diabetes fails to meet a service or cost guarantee. The majority of Neighborhood Diabetes’ payors are party to these types of contracts, and such payors are generally entitled to audit Neighborhood Diabetes’ compliance with their contracts.

Neighborhood Diabetes has received a significant percentage of its historical net sales from Medicare reimbursement. Medicare reimbursement rates are reset annually by CMS and are typically subject to downward pressure. Furthermore, the Medicare Program is able to reset reimbursement rates and terminate contracts at will.

Supplier contracts

Neighborhood Diabetes contracts with device manufacturers and pharmaceutical distributors to provide it with diabetes devices, supplies and pharmaceuticals for sale to its clients. Many of these contracts provide Neighborhood Diabetes with discounts and rebates for devices dispensed through its mail-order operations and performance-based service fees associated with certain services. Rebates and fees are generally calculated as a percentage of the aggregate dollar value of a particular device that it distributed, based on the manufacturer’s published wholesale price for that device. Rebates and fees are generally invoiced by Neighborhood Diabetes to the device manufacturer and paid to it on a quarterly basis. Neighborhood Diabetes shares the majority of rebates with its payor, in accordance with the provisions of the applicable payor contract, and Neighborhood Diabetes may also guarantee a minimum rebate per prescription dispensed to the payor members.

For the years ended June 30, 2010, 2009 and 2008 and the nine months ended March 31, 2011, Neighborhood Diabetes purchased a significant majority of the products it distributes from four manufacturers, each of which constituted more than 10% of Neighborhood Diabetes’ purchases. Although certain of the products are competitive with the OmniPod System, alternative sources of supply exist for these products if a manufacturer chooses to terminate its supplier agreement with Neighborhood Diabetes.

Competition

Competition among distributors of products and pharmaceuticals in the diabetes testing supply and insulin pump and pump supply market, which Neighborhood Diabetes serves, is significant. Neighborhood Diabetes competes primarily on the basis of its “high touch” service model, which the Company believes distinguishes it from other market participants. Neighborhood Diabetes competes with a wide variety of market participants, including national, regional and local distributors such as Liberty Medical Supply Inc., CCS Medical, Simplex Medical, Inc. and Edgepark Medical Supplies, which are the largest competitors in Neighborhood Diabetes’ markets.

Properties

Neighborhood Diabetes leases office, distribution and pharmacy space in Woburn, Massachusetts under a lease expiring in 2013. Additionally, Neighborhood Diabetes leases office and distribution space in Brooklyn, New York and in Orlando, Florida under leases expiring in 2015 and 2011, respectively subject to renewal terms. Finally, Neighborhood Diabetes leases small office spaces in key endocrinologist centers to provide training, education and support services to clients. These leases are typically a year in length.

Government regulation

Similar to the existing Insulet business, Neighborhood Diabetes business operates in a highly regulated environment that is subject to numerous laws relating to patient protection and the safe, effective and cost-efficient provision of medical products. See “Item 1. Business—Government Regulation” and “Item 1. Business—Third Party Reimbursement” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for a description of the regulatory environment in which the Company and Neighborhood Diabetes operate. In addition, Neighborhood Diabetes is subject to laws regulating its pharmacy operations.

Regulation of pharmacy operations. Neighborhood Diabetes’ pharmacies deliver prescription drugs and supplies to individuals in several states. The practice of pharmacy is generally regulated at the state level by state boards of pharmacy. Each of Neighborhood Diabetes’ dispensing pharmacies must be licensed in the state in which it is located. Also, many of the states where Neighborhood Diabetes delivers pharmaceuticals, including controlled substances, have laws and regulations that require out-of-state mail-order pharmacies to register with that state’s board of pharmacy or similar regulatory body. Furthermore, those of Neighborhood Diabetes’ pharmacies that dispense durable medical equipment items, such as infusion pumps, and that bear a federal legend requiring dispensing pursuant to a prescription, are also regulated by applicable state and federal durable medical equipment laws.

Federal agencies further regulate Neighborhood Diabetes’ pharmacy operations. Pharmacies must register with the U.S. Drug Enforcement Administration and individual state-controlled substance authorities in order to dispense controlled substances. In addition, the U.S. Food and Drug Administration, or the FDA, inspects facilities in connection with procedures to effect recalls of prescription drugs. The Federal Trade Commission, or FTC, also has requirements for mail-order sellers of goods. The U.S. Postal Service, or USPS, has statutory authority to restrict the transmission of drugs and medicines through the mail to a degree that could have an adverse effect on Neighborhood Diabetes’ mail-order operations. If the USPS restricts Neighborhood Diabetes’ ability to deliver drugs through the mail, alternative means of delivery are available to it. However, alternative means of delivery could be significantly more expensive. The Department of Transportation has regulatory authority to impose restrictions on drugs inserted in the stream of commerce. These regulations generally do not apply to the USPS and its operations.

The Company believes that Neighborhood Diabetes’ operations have the appropriate licenses required under the laws of the states in which they are located and that Neighborhood Diabetes conducts it pharmacy and durable medical equipment operations in accordance with the laws and regulations of these states.

Risks related to the business of Neighborhood Diabetes

Competition among distributors in the diabetes testing supply and insulin pump and pump supply market, as well as the broader healthcare industry, is significant and could impair Neighborhood Diabetes’ ability to attract and retain clients.

Competition among distributors in the diabetes testing supply and insulin pump and pump supply market, which Neighborhood Diabetes serves, is significant. Neighborhood Diabetes competes with a wide variety of market participants, including national, regional and local distributors such as Liberty Medical Supply Inc., CCS Medical, Simplex Medical, Inc. and Edgepark Medical Supplies. Neighborhood Diabetes’ competitors include many profitable and well-established companies that have significantly greater financial, marketing and other resources than the Company.

Neighborhood Diabetes competes primarily on the basis of its high touch service model, which the Company believes distinguishes it from other market participants. To attract new clients and retain existing clients, Neighborhood Diabetes must continually provide quality services to its clients and assist healthcare providers and insurers with managing their costs. The Company cannot be sure that Neighborhood Diabetes will continue to remain competitive, nor can the Company be sure that the Company will be able to market Neighborhood Diabetes’ distribution capabilities and services to clients successfully.

Part of Neighborhood Diabetes’ ability to remain profitably competitive in winning and retaining business relies on its ability to maintain reimbursement rates and product supply costs in ranges that produce a positive sales margin. Decreased competition among product manufacturers and payors may impact Neighborhood Diabetes’ ability to achieve favorable terms. Neighborhood Diabetes’ largest payor partner, The Medicare Program, represented a significant portion of Neighborhood Diabetes’ net sales for the year ended June 30, 2010 and the nine months ended March 31, 2011. Medicare reimbursement rates are reset annually by CMS and are typically subject to downward pressure. Significant reimbursement decreases by Medicare without a corresponding ability to secure lower supply costs could materially and adversely affect operations.

Consolidation of payor entities within the markets Neighborhood Diabetes serves, as well as the consolidation of competitors or suppliers, could impair Neighborhood Diabetes’ ability to attract and retain clients.

Certain of the Company’s leading competitors are key suppliers of Neighborhood Diabetes

Certain of our competitors manufacture and sell insulin pumps and related supplies that compete directly with the Company’s OmniPod System and are key suppliers of Neighborhood Diabetes. Revenue generated from these supply agreements accounted for a significant percentage of Neighborhood Diabetes’ net sales for the year ended June 30, 2010 and the nine months ended March 31, 2011. In addition, Neighborhood Diabetes’ contracts with these competitors contain change of control clauses that entitle them to terminate their supply agreements as a result of the Acquisition. Any advantages that the Company gains by its ability to market its OmniPod System to Neighborhood Diabetes’ current patients could be outweighed by Neighborhood Diabetes’ inability to preserve its relationships with its key suppliers. If these suppliers terminate their supply agreements with Neighborhood Diabetes, or if they seek to renegotiate them on less attractive terms, the Company’s financial condition, margins and results of operations could be materially and adversely affected, which in turn could materially and adversely affect the Company’s financial condition and results of operations.

Failure to retain key payor partners and their members, either as a result of economic conditions, increased competition or other factors, could result in significantly decreased revenues, harm to the Company’s reputation and decreased profitability of the Neighborhood Diabetes business.

If several of Neighborhood Diabetes’ payor partners terminate, cancel or do not renew their agreements with Neighborhood Diabetes or stop contracting with Neighborhood Diabetes for some of the products Neighborhood Diabetes provides because they accept a competing proposal or for any other reason, and Neighborhood Diabetes is not successful in generating new sales with comparable operating margins to replace the lost business, Neighborhood Diabetes’ revenues and results of operations could suffer, which in turn could materially and adversely affect the Company’s revenues and results of operations.

In addition, Neighborhood Diabetes’ business may not be immune to the general risks and uncertainties affecting many other companies, such as overall U.S. and non-U.S. economic and industry conditions, global economic slowdown or geopolitical events. Neighborhood Diabetes’ revenues and results of operations could suffer, for example, if employers drop healthcare coverage for some or all of their employees, including retirees, as a result of weakness in the economy, changes in law, rising costs or for any other reason, which in turn could materially and adversely affect the Company’s revenues and results of operations.

Government efforts to reduce healthcare costs and alter healthcare financing practices could lead to a decreased demand for Neighborhood Diabetes distribution services or to reduced profitability.

During the past several years, the U.S. healthcare industry has been subject to an increase in governmental regulation at both the federal and state levels. Efforts to control healthcare costs, including prescription drug costs, are underway at the federal and state government levels. The recently enacted healthcare reform legislation, along with associated proposed and interim final rule-making, may have an adverse impact on Neighborhood Diabetes’ business. For example, the federal Retiree Drug Subsidy is less valuable to Neighborhood Diabetes’ clients due to the change in tax treatment of the subsidy. As a result, Neighborhood Diabetes’ clients may choose to drop or limit retiree prescription drug coverage. Further, private plan sponsors may react to the new laws and the uncertainty surrounding them by reducing, foregoing or delaying engaging Neighborhood Diabetes to distribute products. The Company cannot accurately predict the complete impact of healthcare reform legislation, but it could lead to a decreased demand for Neighborhood Diabetes’ distribution services and other outcomes that could adversely impact Neighborhood Diabetes’ business and financial results, which in turn could materially and adversely impact the Company’s business and financial results.

In addition, the healthcare reform legislation significantly increased regulation of managed care plans and decreased reimbursement to Medicare managed care and fee-for-service programs. Some of these initiatives purport to, among other things, require that health plan members have greater access to drugs not included on a plan’s formulary. Moreover, to alleviate budget shortfalls, states have reduced or frozen payments to Medicaid managed care plans. While the Company expects the U.S. Congress and state legislatures to continue to consider legislation affecting managed care plans, the Company cannot predict the extent of the impact of future legislation on Neighborhood Diabetes. However, these initiatives could limit business practices and impair Neighborhood Diabetes’ ability to serve its clients, which could materially adversely affect the Company’s business and results of operations, which in turn could materially and adversely affect the Company’s business and results of operations.

If Neighborhood Diabetes does not continue to earn and retain purchase discounts and rebates from manufacturers at current levels, gross margins may decline, which could adversely affect the Company’s business and results of operations.

Neighborhood Diabetes has contractual relationships with product device manufacturers and pharmaceutical manufacturers and wholesalers providing Neighborhood Diabetes with purchase discounts and rebates on products distributed by Neighborhood Diabetes and drugs dispensed from Neighborhood Diabetes’ mail-order pharmacies. Most of these discounts and rebates are generally passed on to payors in the form of lower contracted reimbursement rates. Manufacturer rebates often depend on Neighborhood Diabetes’ ability to meet contractual market share or other requirements.

Neighborhood Diabetes’ payor partners often have contractual rights relating to their formulary structure, and while Neighborhood Diabetes’ programs aim to maximize savings to payors, they are often making specific choices regarding which products and drugs to place on their formularies. Neighborhood Diabetes’ profitability can be impacted by these payor decisions. In addition, the pharmaceutical industry (both manufacturers of brand-name drugs, as well as generic drugs) continues to consolidate and this may impact Neighborhood Diabetes’ drug purchasing costs and profitability.

Changes in existing federal or state laws or regulations or in their interpretation by courts and agencies or the adoption of new laws or regulations (such as the Patient Protection and Affordable Care Act enacted on March 23, 2010) relating to patent term extensions, purchase discount and rebate arrangements with manufacturers, as well as some of the other services Neighborhood Diabetes provides to manufacturers, could also reduce the discounts or rebates Neighborhood Diabetes receives and adversely impact its business, financial condition, liquidity and operating results, which in turn could materially and adversely affect the Company’s business and results of operations.

Neighborhood Diabetes’ business is dependent on its relationships with a limited number of suppliers and health plans. As such, the loss of one or more of these relationships, could significantly impact the Company’s ability to sustain and/or improve its financial performance.

Neighborhood Diabetes derives a significant percentage of its net sales and profitability from its relationships with a limited number of suppliers and payors. Neighborhood Diabetes’ agreements with its suppliers and payors may be short-term and cancelable by either party without cause on 30 to 365 days prior notice. These agreements may limit Neighborhood Diabetes’ ability to provide distribution services for competing products during the term of the agreement and allow the supplier to distribute through channels other than Neighborhood Diabetes. Further, certain of these agreements allow pricing and other terms of these relationships to be periodically adjusted for changing market conditions or required service levels. A termination or modification to any of these relationships could have a material adverse effect on Neighborhood Diabetes’ business, financial condition and results of operations, which in turn could have a material and adverse effect on the Company’s business and results of operations.

Neighborhood Diabetes has received a significant percentage of its historical net sales from Medicare reimbursement. Medicare reimbursement rates are reset annually by CMS and are typically subject to downward pressure. Furthermore, the Medicare Program is able to reset reimbursement rates and terminate contracts at will. In addition, participation in the Medicare program requires strict compliance to a complex set of regulatory requirements. Failure to meet those requirements can result in the loss of the ability to participate as a Medicare supplier, which could have a material and adverse effect on Neighborhood Diabetes’ business and results of operations, which in turn could have a material and adverse effect on the Company’s business and results of operations.

Certain revenues from diabetes testing supplies and Neighborhood Diabetes’ Medicare Part D offerings expose Neighborhood Diabetes to increased billing, cash application and credit risks. Additionally, current economic conditions may expose Neighborhood Diabetes to increased credit risk.

Net sales from Neighborhood Diabetes’ distribution of diabetes testing supplies depend on the continued availability of reimbursement by government and private insurance plans. The government’s Medicare regulations are complex and, as a result, the billing and collection process is time-consuming and typically involves the submission of claims to multiple payors whose payment of claims may be contingent upon the payment of another payor. Because of the coordination with multiple payors and the complexity in determining reimbursable amounts, these accounts receivable have higher risk in collecting the full amounts due and applying the associated payments.

The Medicare Part D product offerings that Neighborhood Diabetes distributes require premium payments from members for the ongoing benefit, as well as amounts due from CMS. As a result of the demographics of the consumers covered under these programs and the complexity of the calculations, as well as the potential magnitude and timing of settlement for amounts due from CMS, these accounts receivable are subject to heightened billing and realization risk.

Additionally, Neighborhood Diabetes may be subject to increased credit risk associated with state and local government agencies experiencing increased fiscal challenges. As a result of these aforementioned risks, the Company may be required to record bad debt expenses, which could materially and adversely affect the Company’s results of operations and liquidity.

The implementation of a national-mail order competitive bid program by CMS could negatively affect Neighborhood Diabetes’ operating results.

Relative to Neighborhood Diabetes’ diabetes testing supplies business, the Durable Medical Equipment, Prosthetics, Orthotics and Supplies (“DMEPOS”) Competitive Bid Program (the “Program”) provides for a phased-in program for competitive bidding on certain durable medical equipment items, including mail-order diabetes testing supplies. In July 2010, as part of the Program, CMS announced new single payment amounts for diabetes testing supplies, which averaged 56% off the current fee schedule amounts for such supplies under round one, impacting a limited number of geographic areas. Neighborhood Diabetes’ bid was not aligned with these single payment amounts. In November 2010, CMS announced the names of the winners for round one, where reimbursement rates became effective January 2011 for the limited number of geographic areas. Although Neighborhood Diabetes will not be a contracted supplier in the competitively bid areas, round one of the Program affects a small portion of Neighborhood Diabetes’ base membership. Moreover, Congressional action has provided CMS with additional authority to use pricing information gathered during the Program for purposes of establishing reimbursement rates in geographic areas not subject to competitive bidding. CMS also announced in November 2010 some general parameters relating to a national mail-order competitive bid program. While CMS implementation of a national mail-order competitive bid program is not expected until at least 2013, if such a program is implemented and depending upon the level of reduction in reimbursement rates of the final bid program, Neighborhood Diabetes’ operating results could be materially and adversely affected, which in turn can materially and adversely affect the Company’s operating results.

Risks related to the Acquisition

The Company will incur significant transaction, integration and other costs in connection with the Acquisition and these costs may exceed the realized benefits, if any, of the synergies and efficiencies from the Acquisition.

The Company has incurred significant transaction costs related to the Acquisition. In addition, the Company will incur integration costs as it integrates the Neighborhood Diabetes’ business. Financial, managerial and operational challenges of the Acquisition may include:

•	disruption of the Company’s ongoing businesses and diversion of management attention;

•	difficulties in integrating Neighborhood Diabetes’ products and technologies;

•	difficulties in operating Neighborhood Diabetes profitably;

•	the inability to achieve anticipated synergies, cost savings or growth;

•	potential loss of key employees, particularly those of Neighborhood Diabetes;

•	difficulties in transitioning and maintaining key customer, distributor and supplier relationships;

•	risks associated with entering markets in which the Company has no or limited prior experience;

•	unanticipated costs; and

•	potential disputes with the sellers of Neighborhood Diabetes.

No assurances can be given that the expected benefit of synergies and efficiencies of the Acquisition will exceed the transaction and integration costs and the costs associated with these potential financial, managerial and operational challenges, or that expected benefits and synergies and efficiencies will be achieved in the near term or at all.

Certain of Neighborhood Diabetes’ contracts with its key partners contain change of control clauses, and the Company may be unable to obtain the consents that are required to be given under such contracts in connection with the Acquisition.

Neighborhood Diabetes’ agreements with certain of its partners contain change of control clauses that could allow its contractual counterparties to terminate their commercial relationships with Neighborhood Diabetes as a result of the Acquisition. These agreements include Neighborhood Diabetes’ supply agreements with certain blood glucose testing supply manufacturers and pump and pump supply companies. If any portion of these companies whose agreements with Neighborhood Diabetes generate a significant portion of its net sales terminate their relationships with Neighborhood Diabetes, it could have a material adverse effect on Neighborhood Diabetes’ business, financial condition and results of operations, which in turn could materially and adversely affect the Company’s business, financial condition and results of operations.

The unaudited pro forma financial information included elsewhere in this Current Report may not be representative of the Company’s results of operations or financial condition as an integrated company, and accordingly, there is limited financial information on which to evaluate the combined company.

Until June 1, 2011, the Company and Neighborhood Diabetes operated as separate companies. Accordingly the Company has had no material history as a combined entity and operations have not previously been managed on a combined basis. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Acquisition been completed as of the dates indicated, nor is it indicative of the future operating results or financial position of the combined company. The pro forma financial information does not reflect future nonrecurring charges resulting from the Acquisition. The pro forma financial information does not reflect future events that may occur after the Acquisition, including the potential realization of operating cost savings, the incurrence of costs related to the planned integration, the reactions of the Company’s and Neighborhood Diabetes’ customers and competitors or the termination or renegotiation of the terms of certain of Neighborhood Diabetes’ key contracts, and do not consider potential impacts of current market conditions on revenues or expenses.

The Company has made certain assumptions relating to the Acquisition that may prove to be materially inaccurate.

The pro forma financial information presented in this prospectus is based in part on certain assumptions regarding the Acquisition that the Company believes is reasonable under the circumstances, but the Company cannot assure you that its assumptions will prove to be accurate over time. The Company’s assumptions may be inaccurate, including as the result of higher than expected transaction and integration costs as well as general economic and business conditions that could adversely affect the combined company. For example, the purchase price for Neighborhood Diabetes was $55.4 million more than Neighborhood Diabetes’ net book value as of March 31, 2011. Accordingly, the Company recorded a substantial amount of goodwill and other intangible assets as a result of the Acquisition. In the event that industry, competitive or technological factors become unfavorable, the Company may incur future impairment of the value of goodwill and other intangible assets acquired through the Acquisition. Under GAAP, the Company is not allowed to amortize goodwill or other indefinite-lived intangible assets. Instead, the Company is required to periodically determine if its goodwill and other indefinite-lived intangible assets have become impaired, in which case the Company would write down the impaired portion of its goodwill and/or other indefinite-lived intangible assets. If the Company were required to write down all or part of its goodwill or other indefinite-lived intangible assets, the Company’s net income (loss) and shareholders’ equity could be materially adversely affected.

The historical financial information of Neighborhood Diabetes included elsewhere in this Current Report may not be representative of the future financial results of the Neighborhood Diabetes’ business.

The historical growth of Neighborhood Diabetes’ revenues has been rapid, and it may not be representative of Neighborhood Diabetes’ future financial performance. The Company cannot assure you that Neighborhood Diabetes’ business will continue to grow at historical rates, or at all. If Neighborhood Diabetes’ business does not significantly grow in future periods, the expected benefits of the Acquisition will be diminished.

Neighborhood Diabetes may have unknown liabilities or liabilities which exceed the Company’s estimates. Any such liabilities could adversely affect the financial position of the combined company.

Neighborhood Diabetes’ primary business activities center around the sale of diabetes related products, equipment and pharmaceuticals in the Eastern United States. These activities may have associated with them various potential liabilities relating to the conduct of its business prior to the Acquisition, including, but not limited to, product liability, liability for unpaid taxes, claims by governmental or regulatory authorities or third parties regarding the marketing and distribution of, or the reimbursement for the sale of, its products and other potential liabilities that could adversely affect the financial position of the combined company. Upon consummating the Acquisition on June 1, 2011, the Company assumed these potential liabilities. While the Company has evaluated and continues to evaluate what it believes to be the most significant of these potential liabilities, it is possible that certain unknown liabilities could be realized and other liabilities may exceed estimates. Further adjustments may be made to the Company’s preliminary pro forma purchase price accounting adjustments based on the completion of the final valuation of the Acquisition and other reviews. Specifically, following the closing of the Acquisition, the Company will complete a valuation of Neighborhood Diabetes’ fixed assets and intangible assets and evaluation of contingent liabilities, and the final valuation may include the realization or quantification of contingent liabilities that are currently not included in the preliminary pro forma purchase price adjustments, which could adversely affect the financial position of the combined company.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
The Report of Cowan Bolduc Doherty & Co. LLC as Neighborhood Diabetes’ independent public accounting firm is hereby incorporated by reference to Exhibit 99.2 hereto.
The audited consolidated balance sheets of Neighborhood Diabetes as of June 30, 2010 and 2009 and the audited consolidated statements of income, consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows of Neighborhood Diabetes for each of the three years in the period ended June 30, 2010, and the notes related thereto, are hereby incorporated by reference to Exhibit 99.2 hereto.
The unaudited consolidated balance sheet of Neighborhood Diabetes as of March 31, 2011 and the unaudited consolidated statements of income and consolidated statements of cash flows for the nine months ended March 31, 2011 and 2010, and the notes related thereto, are hereby incorporated by reference to Exhibit 99.3 hereto.

(b) Pro Forma Financial Information
The following information is hereby incorporated by reference to Exhibit 99.4 hereto:
(i)	Unaudited pro forma condensed combined balance sheet as of March 31, 2011, and the unaudited pro forma condensed combined statements of operations for the quarter ended March 31, 2011 and the year ended December 31, 2010.

(ii)	Notes to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations.
(d) Exhibits

Exhibit No.:	Description

2.1	Merger Agreement by and among the Company, Nectar Acquisition I Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, and Neighborhood Holdings, Inc., a Delaware corporation, and its subsidiaries dates as of June 1, 2011.

23.1	Consent of Cowan Bolduc Doherty LLC.

99.1	Press release issued on June 2, 2011 by the Company.

99.2	The audited consolidated balance sheets of Neighborhood Holdings, Inc. as of June 30, 2010 and 2009 and the audited consolidated statements of income, consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows of Neighborhood Holdings, Inc. for each of the three years in the period ended June 30, 2010, and the notes related thereto.

99.3	The unaudited consolidated balance sheet of Neighborhood Holdings, Inc. as of March 31, 2011 and the unaudited consolidated statements of income and consolidated statements of cash flows for the nine-months ended March 31, 2011 and 2010, and the notes related thereto.

99.4	Unaudited pro forma condensed combined financial statements as of March 31, 2011 and for the three months ended March 31, 2011 and the year ended December 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION
June 6, 2011	By:	/s/ Brian Roberts
Brian Roberts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.:	Description

2.1	Merger Agreement by and among the Company, Nectar Acquisition I Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, and Neighborhood Holdings, Inc., a Delaware corporation, and its subsidiaries dates as of June 1, 2011.

23.1	Consent of Cowan Bolduc Doherty LLC.

99.1	Press release issued on June 2, 2011 by the Company.

99.2	The audited consolidated balance sheets of Neighborhood Holdings, Inc. as of June 30, 2010 and 2009 and the audited consolidated statements of income, consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows of Neighborhood Holdings, Inc. for each of the three years in the period ended June 30, 2010, and the notes related thereto.

99.3	The unaudited consolidated balance sheet of Neighborhood Holdings, Inc. as of March 31, 2011 and the unaudited consolidated statements of income and consolidated statements of cash flows for the nine-months ended March 31, 2011 and 2010, and the notes related thereto.

99.4	Unaudited pro forma condensed combined financial statements as of March 31, 2011 and for the three months ended March 31, 2011 and the year ended December 31, 2010.